Exhibit 99.1

ALLIANCE DATA ANNOUNCES LEADERSHIP CHANGES WITHIN
LOYALTYONE BUSINESS

COLUMBUS, Ohio, August 9, 2019 --  Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced the departure of executive vice president Bryan A. Pearson, effective as of August 9, 2019.

Mr. Pearson served as president and CEO of LoyaltyOne® and as CEO of BrandLoyalty. LoyaltyOne owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program; Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers; and Precima®, a global retail strategy and analytics company providing tailored, data-driven solutions to drive sales, boost profitability, and build customer loyalty.

The leadership change is part of a Board-led initiative to reposition and improve operational efficiencies at LoyaltyOne’s businesses and as part of an ongoing, previously announced Board plan to simplify Alliance Data’s business while focusing capital on its highest-earning and growth assets. The Board of Directors extends its thanks to Mr. Pearson for his service.

Charles Horn, who is currently providing oversight on a number of Board initiatives in his role as Alliance Data’s executive vice president and vice chairman, will oversee LoyaltyOne on an interim basis, while Blair Cameron will continue to serve as president of the AIR MILES Reward Program and Brian Ross will remain as president for the Precima business.  Claudia Mennen, who served as CFO for BrandLoyalty for more than 7 years and most recently as LoyaltyOne CFO, has been named BrandLoyalty’s Interim CEO.

About Alliance Data
Alliance Data is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ over 10,000 associates at more than 50 locations worldwide.
Alliance Data’s card services business is a provider of market-leading private label, co-brand, and business credit card programs. LoyaltyOne owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. In July 2019 Alliance Data completed the sale of its Epsilon business to Publicis Groupe. More information about Alliance Data can be found at www.AllianceData.com.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding strategic initiatives, the expected use of proceeds from the Epsilon divestiture, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.
We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Further risks and uncertainties include, but are not limited to, the impact of strategic initiatives on us or our business if any transactions are undertaken, and whether the anticipated benefits of such transactions can be realized as well as whether or if any share repurchases, including tender offers, are undertaken.
Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.
Contacts:

Investors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
Tiffany.Louder@alliancedata.com

Media
Shelley Whiddon
Alliance Data
214-494-3811
Shelley.Whiddon@alliancedata.com
Mitchell Merowitz
LoyaltyOne
647-475-2737
mmerowitz@loyalty.com

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